Exhibit 99.1

UMB Financial Corporation	News Release
1010 Grand Boulevard
Kansas City, MO 64106
816.860.7000 umb.com

//FOR IMMEDIATE RELEASE//

Media Contact: Kelli Christman: 816.860.5088

Investor Relations Contact: Kay Gregory: 816.860.7106

UMB Financial Corporation Reports Third Quarter 2015 Earnings of $22.5 million, or $0.46 per Diluted Share

Selected third quarter financial highlights:

•	Loans at September 30, 2015, increased 27.4 percent to $9.0 billion with legacy UMB loans increasing 13.2 percent to $8.0 billion compared to September 30, 2014

•	Total deposits at September 30, 2015, increased 18.1 percent to $15.1 billion with legacy UMB deposits increasing 11.2 percent to $14.2 billion compared to September 30, 2014

•	Net interest income increased 25.6 percent to $109.9 million and net interest margin increased 20 basis points to 2.73 percent compared to the third quarter of 2014

•	Noninterest income decreased 13.7 percent from the third quarter 2014 to $109.1 million, and was 49.8 percent of total revenue

•	Expenses related to the Marquette acquisition totaled $4.5 million for the third quarter 2015

•	Equity earnings on alternative investments decreased $7.5 million compared to the third quarter 2014

•	Announced additional corporate-wide efficiency actions with estimated cost savings of $29.3 million annualized

•	Total assets under management stood at $40.9 billion at September 30, 2015

•	Common equity Tier 1 ratio remains strong at 12.39 percent

KANSAS CITY, Mo. (Oct. 27, 2015) – UMB Financial Corporation (Nasdaq: UMBF), a diversified financial holding company, announced earnings for the three months ended September 30, 2015 of $22.5 million or $0.46 per share ($0.46 diluted). This is a decrease of $13.2 million, or 37.0 percent, compared to third quarter 2014 earnings of $35.6 million or $0.79 per share ($0.78 diluted). Earnings for the nine months ended September 30, 2015, were $86.4 million or $1.85 per share ($1.84 diluted). This is a decrease of $7.3 million, or 7.8 percent, compared to the earnings for the nine months ended September 30, 2014 of $93.7 million or $2.09 per share ($2.06 diluted).

“The third quarter results are driven by three primary factors — improved net interest income due to increased loan balances and yields, a decrease in noninterest income largely related to continued headwinds at Scout, and increased noninterest expense, which included Marquette integration expense of $4.5 million,” said Mariner Kemper, Chairman and Chief Executive Officer. “Loan balances increased year-over-year, both with the addition of the Marquette portfolio and our continued strategy to add higher-yielding earning assets. At quarter-end, loans stood at $9.0 billion, an increase of 27.4 percent or $1.9 billion compared to a year ago. Acquired loans plus production through legacy Marquette channels comprised $1.0 billion of the increase. The remaining increase of $937.9 million was generated through legacy UMB lenders, for a year-over-year increase of 13.2 percent. I am pleased with the integration efforts and the value Marquette brings to our banking franchise.”

“In addition to the $3.6 million in annualized efficiencies we announced in July, we have identified another $29.3 million in cost savings, resulting in total estimated efficiencies of $32.9 million fully annualized beginning in 2017. While these initiatives involved difficult decisions, they are the right actions to take to get us closer to our efficiency goals and to operate in a leaner, healthier way. The total does not include efficiencies that may be identified through our normal course of business. These initiatives weren’t merely a project, but a continued focus on growing our businesses in the most efficient and profitable way possible,” added Kemper.

Net Interest Income and Margin

Net interest income for the third quarter of 2015 increased $22.4 million, or 25.6 percent, compared to the same period in 2014. Average earning assets increased $2.3 billion, or 15.5 percent, compared to the third quarter of 2014. This increase was primarily due to a $1.9 billion, or 27.7 percent, increase in average loans. Marquette added earning assets with an acquired value of $1.3 billion on May 31, 2015. Average loans from the legacy Marquette channel totaled $1.0 billion in the third quarter 2015. Net interest margin increased 20 basis points to 2.73 percent for the three months ended September 30, 2015, compared to the same quarter in 2014.

Noninterest Income and Expense

Noninterest income decreased $17.4 million, or 13.7 percent, for the three months ended September 30, 2015, compared to the same period in 2014. This decrease is largely attributable to decreased trust and securities processing income of $8.9 million, or 12.0 percent, for the three months ended September 30, 2015, compared to the same period in 2014. The decrease in trust and securities processing income was primarily due to a $10.4 million, or 44.7 percent, decrease in advisory fee income from the Scout Funds, partially offset by an increase in fees related to institutional and personal investment management services of $1.0 million, or 3.9 percent. Equity earnings on alternative investments had an unrealized loss of $5.0 million at September 30, 2015 compared to an unrealized gain of $2.5 million at September 30, 2014. This is a year-over-year decrease of $7.5 million.

Noninterest expense increased $24.1 million, or 15.0 percent, for the three months ended September 30, 2015, compared to the same period in 2014. Salary and benefits expense increased $14.7 million, or 16.3 percent, due to increases in salaries and wages of $10.9 million, or 19.2 percent, a $5.2 million, or 27.7 percent, increase in commissions and bonuses, offset by a decrease of $1.5 million, or 10.2 percent, in employee benefits expense. Included in the increase of salaries and benefits is $10.8 million of Marquette salaries and benefits, including $1.4 million in acquisition related severances, and $0.9 million of non-Marquette severances for the three months ended September 30, 2015. Equipment expense increased $3.8 million, or 28.5 percent, due to increased computer and hardware costs related to investments for regulatory requirements, cyber security and the ongoing modernization of our core systems. Legal and consulting expense increased by $4.2 million, or 92.3 percent for the third quarter of 2015 driven by $1.9 million of Marquette acquisition expenses incurred during the third quarter of 2015. These increases were offset by a decrease in processing fees of $1.3 million, or 9.2 percent, due to decreased fees paid to distributors of the Scout Funds.

Total acquisition expenses recognized in noninterest expense during the third quarter totaled $4.5 million primarily related to $1.4 million of severance expenses included in salaries and benefits and $1.9 million of consulting expense related to core system conversions projects.

Balance Sheet

Average total assets for the three months ended September 30, 2015 were $18.1 billion compared to $15.6 billion for the same period in 2014, an increase of $2.5 billion, or 15.9 percent. Average earning assets increased by $2.3 billion for the period, or 15.5 percent.

Average loan balances for the three months ended September 30, 2015, increased $1.9 billion, or 27.7 percent, to $8.9 billion compared to the same period in 2014. Actual loan balances on September 30, 2015, were $9.0 billion, an increase of $1.9 billion, or 27.4 percent, compared to September 30, 2014. The overall actual loan increase at September 30, 2015 was driven by a $685.0 million, or 37.9 percent, increase in commercial real estate loans, a $548.1 million, or 15.5 percent, increase in commercial loans, a $218.7 million, or 100.0 percent, increase in asset-based loans, a $157.6 million, or 49.7 percent, increase in residential real estate loans, a $121.3 million, or 49.4 percent, increase in construction real estate loans, and a $106.0 million, or 100.0 percent, increase in factoring loans.

A significant driver in the increase in loans was the acquisition of Marquette and its loan portfolio. These acquired Marquette loans and loans originated through the legacy Marquette channels had an actual balance at September 30, 2015 of $1.0 billion. This total includes $318.2 million in commercial real estate loans, $218.7 million in asset-based loans, $106.0 million in factoring loans, $111.7 million in commercial loans, and $107.8 million in residential real estate loans. The remaining increase in loans of $937.9 million compared to September 30, 2014 is comprised of loans originated through the legacy UMB channels. This increase was primarily driven by an increase in commercial loans of $436.5 million and a $366.8 million increase in commercial real estate loans.

Nonperforming loans increased to $50.0 million on September 30, 2015, from $32.7 million on September 30, 2014. Nonperforming loans are defined as nonaccrual loans and restructured loans. As a percentage of loans, nonperforming loans increased to 0.55 percent as of September 30, 2015, compared to 0.46 percent on September 30, 2014. The company’s allowance for loan losses totaled $78.0 million, or 0.86 percent of loans, as of September 30, 2015, compared to $77.3 million, or 1.09 percent of loans, as of September 30, 2014.

For the three months ended September 30, 2015, average securities, including trading securities, totaled $7.3 billion. This is an increase of $326.8 million, or 4.7 percent, from the same period in 2014.

Average total deposits increased $1.8 billion, or 14.6 percent, to $14.3 billion for the three months ended September 30, 2015, compared to the same period in 2014. Deposit balances from the legacy Marquette channels totaled $881.9 million at September 30, 2015. Average noninterest-bearing demand deposits increased $740.2 million, or 14.6 percent, compared to the same period in 2014. Average interest-bearing deposits increased by $1.1 billion, or 14.6 percent, in the third quarter of 2015 as compared to the same period in 2014. Total actual deposits as of September 30, 2015, were $15.1 billion, compared to $12.8 billion as of September 30, 2014, an 18.1 percent increase. Additionally, for the three months ended September 30, 2015, average noninterest-bearing demand deposits were 40.5 percent of average total deposits.

As of September 30, 2015, UMB had total shareholders’ equity of $1.9 billion, an increase of 17.7 percent as compared to September 30, 2014. This increase is primarily attributable to the common stock issuance associated with the acquisition of Marquette of $179.7 million at May 31, 2015.

Year-to-Date

Earnings for the nine months ended September 30, 2015, were $86.4 million or $1.85 per share ($1.84 diluted). This is a decrease of $7.3 million, or 7.8 percent, compared to earnings for the nine months ended September 30, 2014, of $93.7 million or $2.09 per share ($2.06 diluted).

Net interest income for the nine months ended September 30, 2015, increased $38.5 million, or 14.8 percent, compared to the same period in 2014. Net interest margin increased to 2.60 percent for the nine months ended September 30, 2015, as compared to 2.48 percent for the same period in 2014.

Noninterest income decreased $29.6 million, or 7.7 percent, to $353.9 million for the nine months ended September 30, 2015, as compared to the same period in 2014. The decrease in noninterest income is primarily driven by decreased trust and securities processing income of $19.1 million, or 8.7 percent. The decrease in trust and securities processing income was primarily due to a $27.8 million, or 38.2 percent, decrease in advisory fee income from the Scout Funds, partially offset by an increase of $4.7 million, or 6.6 percent, in fees related to institutional and personal investment management services and a $2.7 million, or 4.1 percent, increase in fund administration and custody services. Equity earnings on alternative investments decreased $15.5 million compared to the same period in 2014. Other noninterest income decreased $2.3 million, or 17.7 percent, primarily due to a $2.8 million gain on the sale of a branch property during the first nine months of 2014. Gains on securities available for sale of $8.4 million were recognized in the first nine months of 2015 compared to $4.1 million for the same period in 2014, a $4.3 million increase.

Noninterest expense increased $22.4 million, or 4.5 percent, for the nine months ended September 30, 2015, compared to the same period in 2014. Salaries and employee benefits increased $34.4 million, or 12.8 percent, compared to the same period in 2014, driven by an increase in salary and wage expense of $23.1 million, or 14.1 percent, and an increase in bonus and commission expense of $10.3 million, or 18.5 percent. Marquette salary and benefits expense, including $1.4 million of Marquette-related severance, totaled $14.2 million and non-Marquette severance totaled $1.3 million for the nine months ended September 30, 2015. The increase in salaries and benefits expense was partially offset by a $20.3 million contingency reserve expense recognized in 2014 in conjunction with the settlement agreement entered into on June 30, 2014, to resolve the PCM dispute.

Acquisition expenses recognized in noninterest expense during the first nine months of 2015 totaled $6.0 million including $1.4 million of severance and $2.8 million legal and consulting fees.

Efficiency Initiatives

In July 2015, the company announced an efficiency initiative that is expected to remove an estimated $3.6 million in annualized costs. During the third quarter, an in-depth review of the organization resulted in the identification of an estimated $29.3 million in additional efficiencies. We expect to recognize the combined savings as follows: $6.8 million in 2015, $22.6 million in 2016, and $32.9 million in annualized savings in 2017 and beyond. For more detail, please see the third quarter earnings call presentation on umbfinancial.com, or at the following link: UMB Financial Presentations

Dividend Declaration

The Board of Directors declared during the company’s quarterly board meeting a $0.245 quarterly cash dividend, which represents a 4.3 percent increase compared to the last quarterly dividend, payable on Jan. 4, 2016, to shareholders of record at the close of business on Dec. 10, 2015.

2016 Annual Meeting of Shareholders

As provided in the bylaws of the company, the 2016 annual meeting of the company’s shareholders will be held on April 26, 2016, at 9:00 a.m. CDT, at the principal executive offices of the company located at 1010 Grand Boulevard, Kansas City, Mo.

Conference Call

The company plans to host a conference call to discuss its 2015 third quarter earnings results on Oct. 28, 2015, at 9:30 a.m. (CT).

Interested parties may access the call by dialing (toll-free) 877-267-8760 or (U.S.) 412-542-4148 and requesting to join the UMB Financial call. The live call can also be accessed by visiting the investor relations area of umbfinancial.com or by using the following the link:

UMB Financial 3Q 2015 Conference Call

A replay of the conference call may be heard through Nov. 11, 2015, by calling (toll-free) 877-344-7529 or (U.S.) 412-317-0088. The replay pass code required for playback is 10073618. The call replay may also be accessed via the company’s website umbfinancial.com by visiting the investor relations area.

Forward-Looking Statements:

This release contains, and our other communications may contain, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts—such as our statements about expected cost savings and other results of efficiency initiatives and our statements about asset sensitivity. Forward-looking statements often use words such as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “project,” “outlook,” “forecast,” “target,” “trend,” “plan,” “goal,” or other words of comparable meaning or future-tense or conditional verbs such as “may,” “will,” “should,” “would,” or “could.” Forward-looking statements convey our expectations, intentions, or forecasts about future events, circumstances, results, or aspirations. All forward-looking statements are subject to assumptions, risks, and uncertainties, which may change over time and many of which are beyond our control. You should not rely on any forward-looking statement as a prediction or guarantee about the future. Our actual future objectives, strategies, plans, prospects, performance, condition, or results may differ materially from those set forth in any forward-looking statement. Some of the factors that may cause actual results or other future events, circumstances, or aspirations to differ from those in forward-looking statements are described in our Annual Report on Form 10-K for the year ended December 31, 2014, our subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, or other applicable documents that are filed or furnished with the SEC. Any forward-looking statement made by us or on our behalf speaks only as of the date that it was made. We do not undertake to update any forward-looking statement to reflect the impact of events, circumstances, or results that arise after the date that the statement was made. You, however, should consult further disclosures (including disclosures of a forward-looking nature) that we may make in any subsequent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K, or other applicable document that is filed or furnished with the SEC.

About UMB:

UMB Financial Corporation (Nasdaq: UMBF) is a diversified financial holding company headquartered in Kansas City, Mo., offering complete banking services, payment solutions, asset servicing and institutional investment management to customers. UMB operates banking and wealth management centers throughout Missouri, Illinois, Colorado, Kansas, Oklahoma, Nebraska, Arizona and Texas, as well as two national specialty-lending businesses. Subsidiaries of the holding company include companies that offer services to mutual funds and alternative-investment entities and registered investment advisors that offer equity and fixed income strategies to institutions and individual investors. For more information, visit umb.com, umbfinancial.com, blog.umb.com or follow us on Twitter at @UMBBank, Facebook at facebook.com/UMBBank and LinkedIn at linkedin.com/company/umb-bank.

Consolidated Balance Sheets	UMB Financial Corporation

(unaudited, dollars in thousands)

	September 30,
	2015	2014
Assets

Loans	$9,046,126	$7,103,163
Allowance for loan losses	(78,030)	(77,316)

Net loans	8,968,096	7,025,847

Loans held for sale	1,013	1,718
Investment securities:
Available for sale	6,671,745	6,759,803
Held to maturity	588,478	237,961
Trading securities	23,699	31,790
Other securities	68,371	71,192

Total investment securities	7,352,293	7,100,746

Federal funds and resell agreements	98,762	65,255
Interest-bearing due from banks	847,077	986,428
Cash and due from banks	339,592	395,956
Bank premises and equipment, net	281,704	257,341
Accrued income	87,863	77,263
Goodwill	227,962	209,758
Other intangibles	50,065	46,966
Other assets	343,538	116,750

Total assets	$18,597,965	$16,284,028

Liabilities
Deposits:
Noninterest-bearing demand	$6,257,944	$5,467,810
Interest-bearing demand and savings	7,547,822	6,324,535
Time deposits under $100,000	465,629	434,863
Time deposits of $100,000 or more	790,164	526,229

Total deposits	15,061,559	12,753,437

Federal funds and repurchase agreements	1,342,600	1,711,809
Short-term debt	5,000	—
Long-term debt	83,534	7,067
Accrued expenses and taxes	168,716	161,194
Other liabilities	35,699	35,172

Total liabilities	16,697,108	14,668,679

Shareholders’ Equity
Common stock	55,057	55,057
Capital surplus	1,015,383	891,353
Retained earnings	1,016,206	947,664
Accumulated other comprehensive income	26,530	1,827
Treasury stock	(212,319)	(280,552)

Total shareholders’ equity	1,900,857	1,615,349

Total liabilities and shareholders’ equity	$18,597,965	$16,284,028

Consolidated Statements of Income	UMB Financial Corporation

(unaudited, dollars in thousands except share and per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
Interest Income
Loans	$84,686	$61,636	$220,314	$180,845
Securities:
Taxable interest	18,498	18,884	56,469	56,866
Tax-exempt interest	11,320	9,745	31,842	29,450

Total securities income	29,818	28,629	88,311	86,316
Federal funds and resell agreements	175	87	377	166
Interest-bearing due from banks	475	426	1,761	2,015
Trading securities	75	39	303	311

Total interest income	115,229	90,817	311,066	269,653

Interest Expense
Deposits	3,863	3,015	10,433	9,166
Federal funds and repurchase agreements	427	358	1,389	1,293
Other	1,044	(82)	1,631	53

Total interest expense	5,334	3,291	13,453	10,512

Net interest income	109,895	87,526	297,613	259,141
Provision for loan losses	2,500	4,500	10,500	14,000

Net interest income after provision for loan losses	107,395	83,026	287,113	245,141

Noninterest Income
Trust and securities processing	65,182	74,062	199,862	218,982
Trading and investment banking	2,969	3,826	14,659	14,558
Service charges on deposits	21,663	21,634	64,829	63,819
Insurance fees and commissions	480	911	1,636	2,246
Brokerage fees	2,958	3,276	8,748	8,166
Bankcard fees	17,624	17,121	51,842	49,929
Gains on sale of securities available for sale, net	101	26	8,404	4,065
Equity (loss) earnings on alternative investments	(5,032)	2,470	(6,999)	8,462
Other	3,153	3,149	10,874	13,213

Total noninterest income	109,098	126,475	353,855	383,440

Noninterest Expense
Salaries and employee benefits	104,733	90,041	302,855	268,454
Occupancy, net	11,748	10,475	32,070	29,885
Equipment	17,228	13,408	46,810	38,991
Supplies, postage and telephone	5,371	4,817	14,299	15,008
Marketing and business development	5,766	6,057	16,914	16,966
Processing fees	12,795	14,085	38,232	42,553
Legal and consulting	8,648	4,496	18,943	12,500
Bankcard	5,266	4,097	14,987	12,782
Amortization of other intangibles	3,483	3,043	8,807	9,219
Regulatory fees	3,176	2,577	8,805	7,802
Contingency reserve	—	—	—	20,272
Other	7,065	8,055	18,934	24,851

Total noninterest expense	185,279	161,151	521,656	499,283

Income before income taxes	31,214	48,350	119,312	129,298
Income tax provision	8,763	12,720	32,882	35,583

Net income	$22,451	$35,630	$86,430	$93,715

Per Share Data
Net income - basic	$0.46	$0.79	$1.85	$2.09
Net income – diluted	0.46	0.78	1.84	2.06
Dividends	0.235	0.225	0.705	0.675
Weighted average shares outstanding - basic	48,577,282	44,890,309	46,619,428	44,819,125
Weighted average shares outstanding - diluted	49,036,332	45,441,983	47,080,009	45,420,385

Consolidated Statements of Comprehensive Income	UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Net Income	$22,451	$35,630	$86,430	$93,715
Other comprehensive income, net of tax:
Unrealized gains (losses) on securities:
Change in unrealized holding gains (losses), net	46,166	(24,213)	33,289	59,156
Less: Reclassifications adjustment for gains included in net income	(101)	(26)	(8,404)	(4,065)

Change in unrealized gains (losses) on securities during the period	46,065	(24,239)	24,885	55,091
Income tax (expense) benefit	(17,394)	9,165	(9,361)	(20,624)

Other comprehensive income (loss)	28,671	(15,074)	15,524	34,467

Comprehensive income	$51,122	$20,556	$101,954	$128,182

Consolidated Statements of Shareholders’ Equity	UMB Financial Corporation

(unaudited, dollars in thousands, except per share data)

	Common Stock	Capital Surplus	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total
Balance - January 1, 2014	$55,057	$882,407	$884,630	$(32,640)	$(283,389)	$1,506,065
Total comprehensive income	—	—	93,715	34,467	—	128,182
Cash dividends ($0.675 per share)	—	—	(30,681)	—	—	(30,681)
Purchase of treasury stock	—	—	—	—	(3,858)	(3,858)
Issuance of equity awards	—	(2,624)	—	—	3,114	490
Recognition of equity based compensation	—	7,224	—	—	—	7,224
Net tax benefit related to equity compensation plans	—	1,507	—	—	—	1,507
Sale of treasury stock	—	455	—	—	244	699
Exercise of stock options	—	2,384	—	—	3,337	5,721

Balance – September 30, 2014	$55,057	$891,353	$947,664	$1,827	$(280,552)	$1,615,349

Balance - January 1, 2015	$55,057	$894,602	$963,911	$11,006	$(280,818)	$1,643,758

Total comprehensive income	—	—	86,430	15,524	—	101,954

Cash dividends ($0.705 per share)	—	—	(34,135)	—	—	(34,135)
Purchase of treasury stock	—	—	—	—	(6,172)	(6,172)
Issuance of equity awards	—	(4,180)	—	—	4,639	459
Recognition of equity based compensation	—	9,030	—	—	—	9,030
Net tax benefit related to equity compensation plans	—	732	—	—	—	732
Sale of treasury stock	—	475	—	—	315	790
Exercise of stock options	—	2,089	—	—	2,615	4,704
Common stock issuance for acquisition	—	112,635	—	—	67,102	179,737

Balance – September 30, 2015	$55,057	$1,015,383	$1,016,206	$26,530	$(212,319)	$1,900,857

Average Balances / Yields and Rates	UMB Financial Corporation

(tax - equivalent basis)
(unaudited, dollars in thousands)

	Three Months Ended September 30,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$8,933,775	3.76%	$6,996,363	3.50%
Securities:
Taxable	4,750,122	1.54	4,864,337	1.54
Tax-exempt	2,557,629	2.70	2,128,281	2.80

Total securities	7,307,751	1.95	6,992,618	1.92
Federal funds and resell agreements	83,048	0.84	61,161	0.56
Interest-bearing due from banks	481,575	0.39	501,157	0.34
Trading securities	36,171	1.04	24,550	0.95

Total earning assets	16,842,320	2.86	14,575,849	2.62
Allowance for loan losses	(78,419)		(77,347)
Other assets	1,356,548		1,139,820

Total assets	$18,120,449		$15,638,322

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$8,532,814	0.18%	$7,444,093	0.16%
Federal funds and repurchase agreements	1,634,394	0.10	1,347,665	0.11
Borrowed funds	88,468	4.68	5,728	(5.68)

Total interest-bearing liabilities	10,255,676	0.21	8,797,486	0.15
Noninterest-bearing demand deposits	5,800,870		5,060,662
Other liabilities	176,040		167,704
Shareholders’ equity	1,887,863		1,612,470

Total liabilities and shareholders’ equity	$18,120,449		$15,638,322

Net interest spread		2.65%		2.47%
Net interest margin		2.73		2.53

	Nine Months Ended September 30,
	2015		2014
	Average	Average	Average	Average
	Balance	Yield/Rate	Balance	Yield/Rate
Assets
Loans, net of unearned interest	$8,163,984	3.61%	$6,858,874	3.53%
Securities:
Taxable	4,864,016	1.55	4,862,439	1.56
Tax-exempt	2,407,653	2.72	2,114,251	2.87

Total securities	7,271,669	1.94	6,976,690	1.96
Federal funds and resell agreements	62,326	0.81	40,461	0.55
Interest-bearing due from banks	665,667	0.35	934,532	0.29
Trading securities	34,507	1.51	33,257	1.46

Total earning assets	16,198,153	2.71	14,843,814	2.57
Allowance for loan losses	(77,560)		(76,100)
Other assets	1,339,262		1,153,074

Total assets	$17,459,855		$15,920,788

Liabilities and Shareholders’ Equity
Interest-bearing deposits	$8,023,331	0.17%	$7,511,115	0.16%
Federal funds and repurchase agreements	1,686,766	0.11	1,534,966	0.11
Borrowed funds	49,169	4.43	5,735	1.24

Total interest-bearing liabilities	9,759,266	0.18	9,051,816	0.16
Noninterest-bearing demand deposits	5,655,878		5,126,660
Other liabilities	274,845		160,140
Shareholders’ equity	1,769,866		1,582,172

Total liabilities and shareholders’ equity	$17,459,855		$15,920,788

Net interest spread		2.53%		2.41%
Net interest margin		2.60		2.48

THIRD QUARTER 2015
FINANCIAL HIGHLIGHTS	UMB Financial Corporation
(unaudited, dollars in thousands, except share and per share data)

Nine Months Ended September 30	2015	2014
Net interest income	$297,613	$259,141
Provision for loan losses	10,500	14,000
Noninterest income	353,855	383,440
Noninterest expense	521,656	499,283
Income before income taxes	119,312	129,298
Net income	86,430	93,715
Net income per share - Basic	1.85	2.09
Net income per share - Diluted	1.84	2.06
Return on average assets	0.66%	0.79%
Return on average equity	6.53%	7.92%

Three Months Ended September 30
Net interest income	$109,895	$87,526
Provision for loan losses	2,500	4,500
Noninterest income	109,098	126,475
Noninterest expense	185,279	161,151
Income before income taxes	31,214	48,350
Net income	22,451	35,630
Net income per share - Basic	0.46	0.79
Net income per share - Diluted	0.46	0.78
Return on average assets	0.49%	0.90%
Return on average equity	4.72%	8.77%

At September 30
Assets	$18,597,965	$16,284,028
Loans, net of unearned interest	9,046,126	7,103,163
Securities	7,352,293	7,100,746
Deposits	15,061,559	12,753,437
Shareholders’ equity	1,900,857	1,615,349
Book value per share	38.56	35.51
Market price per share	50.81	54.55
Equity to assets	10.22%	9.92%
Allowance for loan losses	$78,030	$77,316
As a % of loans	0.86%	1.09%
Nonaccrual and restructured loans	$49,955	$32,662
As a % of loans	0.55%	0.46%
Loans over 90 days past due	$2,552	$4,678
As a % of loans	0.03%	0.07%
Other real estate owned	$2,586	$1,369
Net loan charge-offs quarter-to-date	$2,192	$3,985
As a % of average loans	0.10%	0.23%
Net loan charge-offs year-to-date	$8,611	$11,434
As a % of average loans	0.14%	0.22%

Common shares outstanding	49,296,991	45,485,313

Average Balances
Nine Months Ended September 30
Assets	$17,459,855	$15,920,788
Loans, net of unearned interest	8,163,984	6,858,874
Securities	7,306,176	7,009,947
Deposits	13,679,209	12,637,775
Shareholders’ equity	1,769,866	1,582,172

Business Segment Information	UMB Financial Corporation
(unaudited, dollars in thousands)

	Three Months Ended September 30, 2015
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$93,960	$14,627	$—	$1,308	$109,895
Provision for loan losses	1,333	1,167	—	—	2,500
Noninterest income	42,999	22,038	21,449	22,612	109,098
Noninterest expense	122,165	27,053	16,512	19,549	185,279

Income before taxes	13,461	8,445	4,937	4,371	31,214
Income tax expense	3,731	2,393	1,408	1,231	8,763

Net income	$9,730	$6,052	$3,529	$3,140	$22,451

Average assets	$14,120,000	$2,943,000	$66,000	$991,000	$18,120,000

	Three Months Ended September 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$72,893	$13,469	$—	$1,164	$87,526
Provision for loan losses	2,446	2,054	—	—	4,500
Noninterest income	48,385	21,579	33,919	22,592	126,475
Noninterest expense	99,084	21,995	20,913	19,159	161,151

Income before taxes	19,748	10,999	13,006	4,597	48,350
Income tax expense	5,364	2,818	3,350	1,188	12,720

Net income	$14,384	$8,181	$9,656	$3,409	$35,630

Average assets	$11,752,000	$2,744,000	$72,000	$1,070,000	$15,638,000

	Nine Months Ended September 30, 2015
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$252,044	$42,260	$1	$3,308	$297,613
Provision for loan losses	5,545	4,955	—	—	10,500
Noninterest income	142,099	68,469	74,217	69,070	353,855
Noninterest expense	329,951	78,131	52,768	60,806	521,656

Income before taxes	58,647	27,643	21,450	11,572	119,312
Income tax expense	16,037	7,770	5,921	3,154	32,882

Net income	$42,610	$19,873	$15,529	$8,418	$86,430

Average assets	$13,440,000	$2,998,000	$70,000	$952,000	$17,460,000

	Nine Months Ended September 30, 2014
	Bank	Payment Solutions	Institutional Investment Management	Asset Servicing	Total
Net interest income	$216,495	$38,248	$(3)	$4,401	$259,141
Provision for loan losses	7,558	6,442	—	—	14,000
Noninterest income	151,843	62,999	102,014	66,584	383,440
Noninterest expense	307,400	67,451	68,862	55,570	499,283

Income before taxes	53,380	27,354	33,149	15,415	129,298
Income tax expense	15,167	7,342	8,883	4,191	35,583

Net income	$38,213	$20,012	$24,266	$11,224	$93,715

Average assets	$12,023,000	$2,287,000	$72,000	$1,539,000	$15,921,000